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                                                                 EXHIBIT 4.17


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. NEITHER SUCH WARRANTS NOR SUCH SECURITIES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.


                             AVAX TECHNOLOGIES, INC.

                   Warrants To Purchase Shares Of Common Stock

 No. RU-2                                                    250,000 Shares

                  This Warrant Certificate dated December 10, 1996, certifies that RUTGERS, THE STATE UNIVERSITY OF NEW JERSEY/UNIVERSITY OF MEDICINE AND DENTISTRY ("Rutgers"), or registered assigns (the "Holder"), is the owner of 250,000 warrants (the "Warrants") (subject to adjustment as provided herein), each of which represents the right to subscribe for and purchase, from AVAX Technologies, Inc., a Delaware corporation (the "Company"), one share of Common Stock ("Common Stock"), par value $.002 per share, of the Company (the Common Stock issuable upon such exercise is referred to herein as the "Common Shares") at a per share exercise price (the "Exercise Price") of $4.12 (subject to adjustment as provided herein). The Warrants shall expire (the "Expiration Date") and shall vest and become exercisable in accordance with Section 1.19 of the Exclusive License Agreement, dated as of December 10, 1996, between the Company and Rutgers.

                  The Warrants represented by this Warrant Certificate are subject to the following provisions, terms and conditions:

                  SECTION 1. Exercise. (a) The Warrants may be exercised, in whole or in part, on or prior to the Expiration Date, by the Holder:


                  (i) by surrender of this Warrant Certificate (with the subscription form attached hereto duly executed) at the principal office of the Company at 4520 Main Street, Suite 930, Kansas City, Missouri (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), accompanied by proper payment of the aggregate Exercise Price, or the proportionate part thereof if the Warrants are exercised in part, in cash or by official bank or certified check made payable to the Company. Upon such payment, the Common Shares so purchased shall be deemed

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                  (retroactively) to have been issued to the Holder as the
                  record owner of such Common Shares as of the close of business on the Exercise Date. Certificates representing the Common Shares so purchased, together with any cash for fractional Common Shares paid pursuant to Section 5, shall be delivered to the Holder promptly and in no event later than 10 days after payment of the Exercise Price; or

                  (ii) by the surrender of this Warrant Certificate (with the cashless exercise form attached hereto duly executed) (a "Cashless Exercise") at the principal office of the Company at 4520 Main Street, Suite 930, Kansas City, Missouri (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company). Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the aggregate Exercise Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant Certificate for that number of shares of Common Stock determined by multiplying the number of Common Shares subject to such Cashless Exercise by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the per share Exercise Price, and the denominator of which shall be the then current market price per share of the Common Stock. For purposes of any computation under this Section, the then current market price per share of Common Stock at any date (the "Market Price") shall be deemed to be last sale price of the Common Stock on the business day prior to the date of the Cashless Exercise or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principle national securities exchange on which the Common Stock is admitted to trading or listed, or if no listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price of the Common Stock as determined by the Board of Directors.

                  (b) In the event of any partial exercise of this Warrant Certificate, the Company shall deliver to the Holder, together with the Common Shares issuable upon such partial exercise, a new Warrant Certificate of like tenor evidencing the Warrants remaining unexercised.

                  SECTION 2. Reservation of Shares; Payment of Taxes. (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of Common Shares as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all Common Shares which shall be issuable upon exercise of the Warrants shall, at the time of delivery (assuming full payment of the Exercise Price thereof), be duly and validly issued, fully paid, nonassessable and free from all issuance taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

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                  (b) The Company shall pay all documentary, stamp or similar taxes and other similar governmental charges that may be imposed with respect to the issuance or delivery of any Common Shares upon exercise of the Warrants; provided, however, that if the Common Shares are to be delivered in a name other than the name of the Holder, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

                  SECTION 3. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it of the ownership of and loss, theft, destruction or mutilation of this Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and deliver to the Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

                  SECTION 4. Anti-Dilution Provisions. (a) In the case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Exercise Price shall be adjusted so that the Holder upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 4(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (b) In the case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in the case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 4 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of
                                       3

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any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                  (c) Whenever the Exercise Price is adjusted as provided in this Section 4 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 4, the Company shall promptly mail to the Holders of the warrants a certificate of the Company's chief financial officer setting forth the Exercise Price and the number of Common Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same, and, at the request of the Holder of any Warrant, obtain, at the Company's expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) to such effect and cause of such certificate to be mailed to the Holders of the Warrants.

                  (d) In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Holders of Warrants representing the right to purchase a majority of the Common Shares subject to all outstanding Warrants may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by such Holders.

                  (e) No adjustments in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock. All calculations under this Section 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 4 as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                  SECTION 5. Registration Under Securities Act of 1933. (a) The Company agrees that, if at any time subsequent to the first underwritten public offering of Common Stock by the Company registered under the Act, the Board of Directors of the Company shall authorize the filing of a registration statement under the Act (other than a registration statement on Form S-8, S-4 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities
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by it or any of its stockholders, and the Holder and/or the Holders of any other
Common Shares which have not previously been registered under the Act or which are not freely transferable without registration under the Act due to the lapse of time or otherwise and who or which shall hold greater than 50% of the Common Shares issued or is issuable upon the exercise of the Warrants, shall request that their Common Shares be included in such registration statement, the Company will (i) promptly notify each Holder of the Warrants and each holder of Common Shares that such registration statement will be filed and that the Common Shares which are then held, and/or may be acquired upon exercise of the Warrants by the Holder and such holders will be included in such registration statement at the Holder's and such holders' request, (ii) cause such registration statement to cover all such Common Shares which it has been so requested to include, (iii) use reasonable efforts to cause such registration statement to become effective as soon as practicable and (iv) use reasonable efforts to take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all such Common Stock which it has been so requested to include in such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition; provided, however, that the foregoing shall be subject to Section 5(f).

                  (b) Whenever the Company is required pursuant to the provisions of this Section 5 to include in a registration statement Common Shares, the Company shall (i) furnish each Holder of any such Warrants Shares and each underwriter of such Common Stock with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such Holder or each such underwriter may reasonably request) reasonably requested for the purposes of facilitating the sale or distribution of such Common Stock, (ii) use reasonable efforts to register or qualify such Common Stock under the blue sky laws (to the extent applicable) of such jurisdiction or laws (to the extent applicable) or such jurisdiction or jurisdictions as the Holders of any Common Stock and each underwriter of such Common Stock being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction that such Common Stock be sold; provided, however, that the foregoing "piggyback" registration right shall be subject to the cut back in the sole discretion of the underwriter for the Company.

                  (c) The Company shall pay all expenses incurred in connection with any registration statement or other action pursuant to the provisions of this Section 5, other than underwriting discounts and applicable transfer taxes relating to the Common Shares.

                  (d) The Company will indemnify the holders of Common Shares which are included in each registration statement referred to in Section 5(a) and the underwriters, if any, of such Common Stock, substantially to the same extent as is customary for indemnification and contribution provisions in favor of underwriters and selling shareholders of similar offerings, and such Holders will indemnify the Company (and the underwriters, if applicable) with respect to information furnished by them in writing to the Company for inclusion therein substantially to the same extent as the underwriters indemnify the Company.
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                  (e) If the Company shall at any time have completed a public offering of shares of its Common Stock, it shall thereafter take such steps as may be necessary to register its Common Stock, as the case may be, under Section 12 of the Securities Exchange Act of 1934, as amended, to maintain such status, and to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of its shares in reliance upon Rule 144 promulgated under the Act.

                  (f) If at any time subsequent to the first underwritten public offering of Common Stock by the Company registered under the Act, the Board of Directors of the Company shall authorize the filing of a registration statement under the Act (other than a registration statement on Form S-8, S-4 or other form which does not include substantially the same information as would be required in a form for the general registration of securities), and if the Board of Directors resolves, or the managing underwriter(s) advise the Company in writing, that in its or their good faith judgment the amount of securities requested to be included in such registration exceeds the amount of such securities which can be sold successfully in such offering at the desired price, the Company will be obligated to only include in such registration the amount of securities requested to be included which in the judgment of the Board of Directors or such underwriter(s) can be sold, in the following order: (i) first, all the securities the Company proposes to sell, (ii) second, all the Common Stock requested to be included by holders having the right to demand such registration, (iii) third, subject to the terms of any other agreement to which the Company is a party, all the Common Shares and other shares of Common Stock requested to be included in such registration pursuant to piggyback registration rights (including the Common Shares), pro rata among the holders thereof on the basis of the total number of shares of Common Stock requested by such piggyback holders to be so registered, and (iv) fourth, any other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders. Accordingly, if the amount of shares of Common Stock included in the registration pursuant to clauses (i) and (ii) exhausts the amount that can be sold successfully in the good faith judgment of the Board of Directors or the managing underwriter(s), then the Holders and each holder of Common Shares will not be entitled to participate in such registration.

                  SECTION 6. Fractional Shares. The Company may, but shall not be required to, issue fractional Common Shares on exercise of the Warrants. The number of full Common Shares which shall be issuable upon such exercise of Warrants by the Holder shall be computed on the basis of the aggregate number of whole Common Shares purchasable on exercise of all Warrants held by the Holder. If any fraction of a Common Share would, except for the provisions of this
Section 6, be issuable on the exercise of Warrants, the Company may if it elects pay an amount in cash calculated by it to be equal to the then fair value of one Common Share, as determined by the Board of Directors of the Company in good faith, multiplied by such fraction computed to the nearest whole cent.

                  SECTION 7. Warrant Holders Not Deemed Stockholders. The Holder shall not, as the holder of Warrants, be entitled to receive dividends or be deemed the holder of Common Shares that may at any time be issuable upon the exercise of such Warrants for any purpose whatsoever.
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                  SECTION 8. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

                  SECTION 9. Assignment. This Warrant Certificate may not be assigned in whole or in part or transferred by the Holder without the prior written consent of the Company and any such purported transfer without such prior written consent shall be null and void ab initio.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date first above written.


                                     AVAX TECHNOLOGIES, INC.


                                     By:    /s/ Jeffrey M. Jones, M.D.
                                            _______________________________
                                            Name:  Jeffrey M. Jonas, M.D.
                                            Title: President and Chief
                                                    Executive Officer

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                                SUBSCRIPTION FORM

                  The undersigned Holder, pursuant to the provisions of the foregoing Warrant Certificate, hereby irrevocably elects to subscribe for and purchase __________ shares of the Common Stock of AVAX Technologies, Inc. issuable upon the exercise of such Warrants, and makes payment thereof in full at the price per share provided by said Warrant Certificate.

Dated:  ___________________                 Signature:  _______________________
                                            Address:    _______________________
                                                        _______________________






                                CASHLESS EXERCISE

                  The undersigned Holder, pursuant to the provisions of the foregoing Warrant Certificate, hereby irrevocably elects to exchange its Warrants for _________ shares of Common Stock of AVAX Technologies, Inc. pursuant to the Cashless Exercise provisions of said Warrant Certificate.

Dated: _______________              Signature:  ________________________________
                                    Address:    ________________________________
                                                ________________________________

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